EXHIBIT 99.52

MBNA MASTER CREDIT CARD TRUST II

SERIES 2000-L

KEY PERFORMANCE FACTORS
January, 2001



	Expected B Maturity 	11/15/2007


	Blended Coupon 	6.5828%


	Excess Protection Level
	3 Month Average  	 N/A
	January, 2001	     .89%
	December, 2000	 N/A
	November, 2000	  N/A


	Cash Yield	19.41%


	Investor Charge Offs	7.42%


	Base Rate	11.10%


	Over 30 Day Delinquency	4.88%


	Seller's Interest	11.58%


	Total Payment Rate	14.47%


	Total Principal Balance	$ 57,905,967,832.59


 	Investor Participation Amount	$ 500,000,000.00


	Seller Participation Amount	$ 6,705,277,271.10



For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 9.10% (48/360) was used. The Base Rate was calculated using a 48 day monthly period, 12/13/00 to 1/31/01.